UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☒             Preliminary Information Statement

☐             Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐             Definitive Information Statement

YOSEN GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒              No fee required.

☐              Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)              Title of each class of securities to which transaction applies:

(2)              Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)              Proposed maximum aggregate value of transaction:

(5)              Total fee paid:

☐              Fee paid previously with preliminary materials.

☐              Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)              Amount previously paid:

(2)              Form, Schedule, or Registration Statement No.:

(3)              Filing Party:

(4)              Date Filed:

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YOSEN GROUP, INC.

368 HuShu Nan Road

HangZhou City, Zhejiang Province, China 310014

June __, 2016

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Yosen Group, Inc., a Nevada corporation (the “Company), as of the close of business on the record date June __, 2016 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on May 19, 2016, the Company received a written consent of the Board of Directors of the Company (the “Board”) and from the holders of 14,955,193 of the issued and outstanding shares of our Common Stock, representing 51% of the issued and outstanding shares of our Common Stock (the “Consents”). The Consents adopted resolutions which authorized the Company to act on a proposal to effect a reverse stock split on the issued and outstanding shares of Common Stock of the Company at a ratio of 1 new post reverse split Common Stock (the “New Share”) for each 3 outstanding pre-reverse split Common Stock (the “Old Shares”) of the Company (the “Reverse Split”).

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these Consents and proxies are not requested from stockholders. The Consents will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders.

This Information Statement is being mailed on or about June _, 2016 to stockholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of at least a majority of the outstanding shares of all voting stock of the Company.

Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing action, and such stockholders have sufficient voting power to approve such action through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

Sincerely,

/s/ Zhenggang Wang
Chairman and Chief Executive Officer

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YOSEN GROUP, INC.

368 HuShu Nan Road

HangZhou City, Zhejiang Province, China 310014

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock (the “Common Stock”) of Yosen Group, Inc., a Nevada corporation (the “Company), as of the close of business on the record date June __, 2016 (the “Record Date”). The purpose of the Information Statement is to notify our stockholders that on May 19, 2016, the Company received a written consent of the Board of Directors of the Company (the “Board”) and from the holders of 14,955,193 of the issued and outstanding shares of our Common Stock, representing 51% of the issued and outstanding shares of our Common Stock (the “Consents”). The Consents adopted resolutions which authorized the Company to act on a proposal to effect a reverse stock split on the issued and outstanding shares of Common Stock of the Company at a ratio of 1 new post reverse split Common Stock (the “New Share”) for each 3 outstanding pre-reverse split Common Stock (the “Old Shares”) of the Company (the “Reverse Split”).

The Consents will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders.

Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing action, and such stockholders have sufficient voting power to approve such action through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on June 6, 2016 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about June __, 2016 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company’s Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

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VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Reverse Split requires the affirmative vote of the holders of a majority of the voting power of the Company. Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing action, and such stockholders have sufficient voting power to approve such actions through their collective ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement.  The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the Nevada Revised Statutes (“NRS”) require the affirmative vote of the holders of a majority of the voting power of the Company and provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting.  The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 29,292,527 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of stockholders holding at least 14,646,264 shares of the Common Stock issued and outstanding is necessary to approve the Amendment. In accordance with our bylaws, our Board of Directors has fixed the close of business on June __, 2016 as the record date for determining the stockholders entitled to vote or give written consent.

On May 19, 2016, the Board and the holders of 14,955,193 shares of Common Stock, representing 51% of the issued and outstanding shares of our Common Stock, executed and delivered to the Company the Consents. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting shares has approved the Reverse Split. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Reverse Split may not be filed with the Secretary of State of the State of Nevada to reduce the issued and outstanding shares of Common Stock until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders.  The Reverse Split will become effective upon the filing of the Amendment with the Secretary of the State of Nevada, which is anticipated to be on or about May 15, 2014, twenty (20) days after the mailing of this Information Statement.

REASON FOR THE REVERSE STOCK SPLIT OF ALL OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 NEW SHARE FOR EACH 3 OLD SHARES.

On the Effective Date (hereinafter defined), we will implement a one-for-three (1:3) reverse split of our issued and outstanding shares of Common Stock. The Company currently has authorized capital stock of 50,000,000 shares of Common Stock, of which 29,292,527 shares are issued and outstanding as of the Record Date. The effect of the reverse-split is that prior to the Effective Date, the Old Shares will be automatically converted into the New Shares, reducing the number of issued and outstanding shares of Common Stock to approximately 9,764,176 shares. The par value of the New Shares will remain unchanged at $0.001 per share. Any fractional shares resulting from the Reverse Split will be rounded up.  The Reverse Split will become effective when the Reverse Split is approved by FINRA, which shall be a date that is not earlier than 21 calendar days after the mailing of this Information Statement (the “Effective Date”).

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Our Common Stock will be quoted on the OTC QB at the post-split price on the Effective Date. The New Shares will be fully paid and non-assessable.  The New Shares will have the same voting rights, dividend rights, distribution rights and will be identical in all other respects to the Old Shares.

The Board believes that the Reverse Split will provide the Company with greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions and provide a more manageable number of Common Stock shares issued and outstanding, allowing the Company’s management to more efficiently manage stockholders’ interests.

An alternative to a Reverse Split is an increase in our authorized number of Common Stock. We chose not to increase our authorized amount of Common Stock because if we authorized additional shares, we felt that we would convey the wrong impression that too many cheap shares of our Common Stock could be issued, thereby decreasing potential stockholder value. For example, if we have fewer shares of our Common Stock issued as proposed in the Reverse Split, our stock price could be higher and attract a different type of investor looking for long-term growth and not a quick run-up in the value of low price stock. However, stockholders should note that the effect of the Reverse Split upon the market price for our Common Stock cannot be accurately predicted and that an increase in our share price is not a certainty. Furthermore, there can be no assurance that the market price of our Common Stock immediately after the Reverse Split will be maintained for any period of time. Moreover, because some investors may view the Reverse Split negatively, there can be no assurance that the Reverse Split will not adversely impact the market price of our Common Stock or, alternatively, that the market price following the Reverse Split will either exceed or remain in excess of the current market price.

In evaluating the Reverse Split, the Board took into consideration negative factors associated with reverse stock splits.  These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels.  The Board, however, made a determination that these negative factors were outweighed by the potential benefits to the Company.

Potential Effects of the Reverse Split

The immediate effect of a Reverse Split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of our Common Stock.  However, the effect of any Reverse Split upon the market price of the Company's Common Stock cannot be predicted, and the history of reverse splits for companies in similar circumstances is varied.  The Company cannot assure you that the trading price of the Company's Common Stock after the Reverse Split will rise in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Reverse Split, or in fact rise at all. Also, as stated above, the Company cannot assure you that a Reverse Split would lead to a sustained increase in the trading price of the Company's Common Stock.  The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Stockholders

On the Effective Date, the number of shares of Common Stock held by each stockholder would be reduced by dividing the number of shares held immediately before the Reverse Split by three (3) and then rounding up to the nearest whole share.  The Reverse Split would affect the Company's Common Stock uniformly and would not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

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Effect on Options, Warrants and Other Securities

Any outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these particular securities.  The conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the 1 for 3 ratio.

Other Effects on Outstanding Shares

On the Effective Date, the rights of the outstanding shares of Common Stock would remain the same after the Reverse Split.

The Reverse Split may result in stockholders owning "odd-lots" of less than 20 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

On the Effective Date, each issued and outstanding share of Common Stock would automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for 3.  The par value of the Common Stock would remain unchanged at $0.001 per share.  Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number.  The Reverse Split would become effective 21 after the delivery of this information Statement to stockholders, or on such subsequent date as is designated by the Board.

Anti-Takeover Effects

The reverse stock split, after being effectuated, will have the effect of decreasing the number of authorized and issued Common Stock while leaving unchanged the number of authorized shares of Common Stock. We will continue to have 50,000,000 shares of authorized Common Stock after the Reverse Split. However, while the total number of authorized shares will not change, after the Effective Date, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Split because the 29,295,527 shares outstanding prior to the reverse split, approximately 58.6% of the 50,000,000 authorized shares, will be reduced to approximately 9,764,176 shares, or 19.5% of the 50,000,000 authorized shares of Common Stock.

In the future, if additional authorized common shares are issued, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. At this time, the Board does not plan to issue an unspecified number of shares of common stock from the effective increase in the number of our authorized but unissued shares generated by the reverse stock split.

No Appraisal Rights

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such rights.

Accounting Matters

The Reverse Split will not affect the par value of our Common Stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to our Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio selected by our Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of Common Stock outstanding.

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Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the Reverse Split if it is effectuated by the Board.

The following description of the material federal income tax consequences of the reverse split to our stockholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

In general, the federal income tax consequences of the Reverse Split will vary among stockholders depending upon whether they receive a reduced number of shares of our common stock in exchange for their old shares of our Common Stock. We believe that the likely federal income tax effects of the Reverse Split will be that a stockholder who receives solely a reduced number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Split, such stockholder's basis in the reduced number of shares of our Common Stock will equal the stockholder's basis in his old shares of our Common Stock.

Our view regarding the tax consequences of a Reverse Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to the potential tax consequences to him or her of the Reverse Split.

Procedure for Effecting the Reverse Split

In order to implement the Reverse Split, we will file a Certificate of Change with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The Reverse Split will become effective on the date of filing the Certificate of Change, and on the effective date of such filing, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The text of the Certificate of Change is set forth in Exhibit A to this Information Statement. The Certificate of Change has received the unanimous approval of our Board and has also been approved by stockholders holding a majority of our outstanding shares of Common Stock. The text of the Certificate of Change is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board deems necessary and advisable to effect the Reverse Split.

The Reverse Split will take place without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of our Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of our Common Stock will not be issued at this time. Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

Upon a Reverse Split, we intend to treat stockholders holding our Common Stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in "street name". However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of June __, 2016, the number of pre-reverse split shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 29,292,527 outstanding as of June __, 2016, the pre-reverse split issued and outstanding shares of Common Stock.  Unless otherwise indicated, the business address of each such person is c/o Yosen Group, Inc., 368 HuShu Nan Road, Hang Zhou City, Zhejiang Province, China 310014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Zhenggang Wang	4,615,000	15.75%
Weiping Wang	256,000	Less than 1%
Xinchuan Kong	0	0
Wei Kang Gu	0	0
Chenghua Zhu	0	0
Mingjun Zhu	0	0
Rongjin Weng	0	0
Shumei Cheng	2,567,749	8.77%
Zinan Zhou	2,000,000	6.80%
Qianyi Xie	2,000,000	6.80%
All directors and executive officers as a group (7 Persons)	4,871,000	16.60%

INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Reverse Split which is not shared by all other stockholders.

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OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the Company’s voting shares.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

YOSEN GROUP, INC.

368 HuShu Nan Road

HangZhou City, Zhejiang Province

China 310014

By the Order of the Board,

/s/ Zhenggang Wang
Chairman and Chief Executive Officer

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EXHIBIT A

PROPOSED CERTIFICATE OF CHANGE

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of Corporation:

YOSEN GROUP, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

The current number of authorized share of common stock is 50,000,000 par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

The number of authorized shares of common stock after the three (3) for one (1) reverse stock split will remain at 50,000,000 shares, par value $0.01 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The number of issued and outstanding shares of common stock, par value $0.01 per share, after the reverse stock split will be _______.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby.

None.

7. Effective date and time of filing: (optional)	Date:	Time:

8. Signature: (required)

X
Title

Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Stock Split

Revised: 1-5-15

This form must be accompanied by appropriate fees.

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